Exhibit 99.1


                     Southwest Water Declares Cash Dividends

    LOS ANGELES--(BUSINESS WIRE)--May 17, 2006--Southwest Water Company (NASDAQ:SWWC) today announced quarterly cash dividends of $0.0524 per share of common stock and $0.65625 per share of Series A preferred stock. The dividends are payable on July 20, 2006, to stockholders of record as of June 30, 2006.
    Southwest Water Company provides a broad range of services, including water production, treatment and distribution; wastewater collection and treatment; utility billing and collection; utility infrastructure construction management; and public works services. The company owns regulated public utilities and also serves cities, utility districts and private companies under contract. More than two million people form coast to coast depend on Southwest Water for high-quality, reliable service. Additional information may be found on the company's website: www.swwc.com


    CONTACT: Southwest Water Company
             DeLise Keim, 213-929-1846
             www.swwc.com
             or
             PondelWilkinson Inc.
             Robert Jaffe, 310-279-5969
             www.pondel.com